UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2004

THE GILLETTE COMPANY

(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

1-922

(Commission File Number)

04-1366970

(IRS Employer Identification No.)

PRUDENTIAL TOWER BUILDING, BOSTON, MA 02199

(Address of principal executive offices)               (Zip Code)

Registrant´s telephone number, including area code: (617) 421-7000

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

10 Amendment to Employment Agreement, dated January 19, 2001, between The Gillette Company and James M. Kilts.

99 Press Release issued by The Gillette Company on March 25, 2004.

Item 9. Regulation FD Disclosure.

On March 25, 2004, The Gillette Company (the "Company") reported that James M. Kilts, Chairman, President and Chief Executive Officer, has extended his employment agreement for one year to January 19, 2006, following the expiration of his current contract on January 19, 2005. Under the terms of the contract extension, Mr. Kilts is eligible for long-term incentive award grants under the Company's long-term incentive plan in effect in June 2004 and June 2005. By their terms, these awards will vest upon Mr. Kilts' retirement if he remains employed through January 19, 2006 and will require that he retain any shares of the Company's common stock acquired upon the exercise of any options granted under these awards for one and two years, respectively, from his retirement date. The amounts and other terms of such awards will be determined by the Company's Board of Directors.

The information in this report is being furnished, not filed. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                THE GILLETTE COMPANY

                By: /s/ William J. Mostyn III,
                     Willliam J. Mostyn III
                     Secretary

March 25, 2004

EXHIBIT INDEX
Exhibit Number                        Description
--------------                        -----------
10                                    Amendment to Employment Agreement, dated January 19, 2001, between The Gillette Company and James M. Kilts.

99                                    Press Release issued by The Gillette Company on March 25, 2004.